SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                       _____________________
                           FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

           Date of report (date of earliest event reported):
                       November 7, 2000
                        PCC GROUP, INC.
        (Exact Name of Registrant as Specified in Its Charter)

     California                   0-13280               95-3815164
(State or Other Jurisdiction     (Commission         (IRS Employer
of Incorporation                 File Number)        Identification No.)


163 University Parkway, Pomona, California	91768
(Address of Principal Executive Offices)	(Zip Code)


                          (909) 869-5133
                   Registrant's Telephone Number,
                       Including Area Code
                                N/A
         Former Name or Former Address, if Changed Since Last Report



Item 1. 	Changes in Control of Registrant.
For a description of the change of control of PCC Group, Inc. (the "Company"), see Item 3, below.

Item 3. 	Bankruptcy or Receivership.

Appointment of a Receiver

On November 7, 2000, the Superior Court of California, County of Los Angeles (the "Court") issued an Order Appointing Receiver Ex Parte and Temporary Restraining Order, which order was modified on November 8, 2000 by that certain Stipulated Order Modifying Order Appointing Receiver Ex Parte and Temporary Restraining Order (the "Order"), in the matter of Imperial Bank
vs. PCC Group, Inc., PC Craft Distribution, Inc., Fasco Holdings
Investments, LLC, Computer Discount Center, Inc, and Electronic Securities System, Inc., Case No. KC 034461. Imperial Bank (the "Bank") is the financial institution that had extended a $5 million credit facility to the Company. The credit facility, which was secured by the assets of the Company, expired on October 31, 2000.Pursuant to the Order, Michael D.Myers, Esq. (the "Receiver") was appointed receiver. The Receiver is authorized, among other things, (1) to take possession of the business premises of the Company and to manage and control all of the Company's assets, including the Company's accounts receivable, money, deposit accounts, inventory and equipment; (2) to operate the Company in the ordinary course of business, to the extent feasible given the Company's current financial condition; (3) to collect and receive all monies, funds and payments arising form the business operation of the Company and/or the Bank's collateral; (4) to execute and prepare all documents and to perform all acts which are necessary to operating the Company's business and preserving, protecting, managing and controlling the Bank's collateral; (5) to contact the accounts receivable debtors of the Company in order to collect the accounts receivable; (6) to pay to the Bank, as a repayment of the Company's obligations to the Bank, any monies coming into the possession of the Receiver and not expended for any of the purposes authorized by the Order;
(7) to employ employees and professionals to operate the Company's business; and (8) to pursue all legal claims of the Company against various parties, including Prima Micro, Inc., Micro Perfect, Inc.,
Micro Research, Inc, Megatech, and Transwell, Inc. (collectively, the
"Named Companies"). The order also requires that the Company immediately deposit all shares of stock it holds in its wholly-owned subsidiaries "Computer Discount Center, Inc. and ETS Securities, Inc. (also known as Executrade, Inc.), with an independent third party escrow holder, and that the Company not sell any of such shares without the approval of the court. However, both Computer Discount Center, Inc. and ETS Securities,
Inc. are released from the Order and are not part of the receivership. The operations of these two subsidiaries is continuing under existing management. The Bank did, however, reserve the right to request that both Computer Discount Center, Inc. and Electronic Securities System, Inc. be added to the receivership in the future. Although neither Computer Discount Center,Inc. nor Electronic Securities System, Inc. are under the receivership, under the Order, the Bank shall retain an administrative freeze on all accounts held in the name of Executrade, Inc, and Computer Discount Center, Inc. on deposit at Imperial Bank.Pursuant to the Order, the Bank has agreed to advance to the Receiver up to $600,000, which advance is to be used to facilitate the Receiver's operation of the Company's business.
The Company and all guarantors shall be liable for the $600,000 advance, to the same extent that such guarantors may or would otherwise be liable under the existing guaranties, up to the existing dollar limit of such guaranties. The Order also enjoined the Company and its officers, director, agents and employees from interfering with the Receiver, from refusing to turn over to the Receiver all premises, assets or monies, and from removing any assets.
As a result of the Order, the Receiver currently is operating the Company, and control and management of the Company's operations has changed from the Company's existing officers to the Receiver. The Order shall remain in effect until the indebtedness of the Company to the Bank is paid in full, at which time the Order shall be terminated.Matters Leading up to the Appointment of the Receiver During the period from January 1, 2000 until October 31, 2000, as part of its ordinary course of buying and reselling computer components, the Company made sales of approximately
$78,000,000 of inventory to the Named Companies and made purchases $92,000,000 from the Named Companies. To the best knowledge of the Company, the Named Companies are companies that, directly or indirectly, are related to the principals of Micro Perfect, Inc., a company that the Company has been doing business with for at least four years.  During the last ten days of October 2000, the Company had purchases of approximately
$5.5 million from some of the Named Companies parties, the purchase price of which the Company paid by wire transfer under its line of credit with the Bank. Thereafter, in its ordinary course of business, the Company sold and delivered most of this product to some of the other Named Companies. The Company was paid the $5.7 million purchase price by delivery of checks issued by 4 of the Named Companies. On October 30 and 31, and on November
1, checks representing a total of $4.6 million dollars issued by the 4 named Companies were returned to the Company for insufficient funds. Those Named Companies that issued the checks with insufficient funds thereafter issued replacement checks in the aggregate amount of $2.0 million. All of these replacement checks also were returned by the bank as having insufficient funds. Subsequent to the appointment of the receiver, 3 additional Companies have had checks returned for insufficient funds. The Company is still trying to determine if any additional checks will be returned, and if there is any affiliation with these additional Companies to the original 4. The deterioration of the Companies collateral will make it very unlikely that PC Craft will be able to continue in business without the recovery of the bad
checks.   The credit facility with the Bank expired on October 31, 2000. As a result of the returned checks, the Bank refused to extend the credit facility. Because the Company is unable to repay the amounts outstanding under the credit facility (an amount equal to $ 4.6 on October 31, 2000), the Bank on November 7, 2000 obtained an ex parte order appointing the Receiver.

Item 7.	Financial Statements and Exhibits.

(c)	The following exhibits are included with or incorporated by reference in this Report.


99.1	Stipulated Order Modifying Order Appointing Receiver Ex Parte and
Temporary Restraining Order

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                     PCC GROUP, INC.

Date:  November 21, 2000
                                     By:   /s/ JACK WEN
	                                    Jack Wen
	                                    President